Exhibit 10.1

Sales Contract

Party A: Fit Boxx Trading Company Limited

Add.: Room F, 3F, Hung Wai Industrial Building, 3 Hi Yip Street, Yuen Long, New Territories, Hong Kong

Party B: USAEXPRESS CO., LTD

Add.: Room 1003, 10F, Witty Commercial Building, 1A-1L Tung Choi Street , Mongkok, Kowloon, Hong Kong

Both Parties hereby, with respect to matters on the procurement of products for sale (hereinafter referred to as the “Products”) by Party B from Party A, confirm the following content and agree to the terms as follows:

1.	Confirmation of Items for Sale

1.1	Party B shall send delivery requirements to/place orders with Party A by email, fax, WeChat, or other means, specifying the name, specifications, model, manufacturer, quanitty, unit price, amount, date of supply, and other data on the Products ordered.

1.2	Party A shall check Party B’s delivery requirements/orders, and give a reply to Party B by email, fax, WeChat, or other means within five days.

2.	Collection Arrangement

2.1	The Products may only be collected or delivered within the territory of Hong Kong.

2.2	Upon agreement by both Parties, Party B may collect goods at Party A’s warehouse, or Party A may deliver the Products to a receiving address designated by Party B in the order. Party B shall bear the costs arising from the collection or delivery of goods.

2.3	Unless otherwise agreed to by both Parties, Party A shall deliver the Products to Party B within 15 working days.

2.4	Party B shall begin to sell the Products upon its receipt thereof.

2.5	After the collection or delivery of goods, Party B may not return relevant Products, unless any problem occurs in the customs declaration for the export thereof.

3.	Terms of Settlement

3.1	After both Parties have agreed on the arrangement for the collection or delivery of goods, Party A shall issue invoices to Party B based on the delivery data.

3.2	Party B shall, after confirming that the number and amount of invoices are correct upon receipt thereof, make payments to Party A within 30 days.

3.3	Full payments for goods shall be made by (cash) cheque, remittance and/or cash.

4.	Other Liabilities and Confidentiality

4.1	Party A shall ensure that the Products sold by it (including giveaways) operate normally, and are in compliance with the provisions of the laws of Hong Kong of product safety standards and intellectual property rights.

4.2	Both Parties shall agree to closely supervise their employees in accordance with the Prevention of Bribery Ordinance, and prohibit them from soliciting, providing and accepting bribes.

4.3	Both Parties shall comply with laws promulgated by the Hong Kong Special Administrative Region, and neither Party will bear any legal liability for any violation thereof by the other Party.

4.4	Either Party is liable for ensuring that all commercial, technical, and financial information (including the content hereof) are kept confidential before any consent on the disclosure thereof is obtained from the other Party.

5.	Termination

5.1	Either Party may terminate this Contract by giving the other Party one month’s notice in a simple written form.

5.2	This Contract will be terminated automatically under the following circumstances:

5.2.1	Either Party applies for bankruptcy and liquidation; or

5.2.2	Either Party is involved in business transfer or change of management

5.3	Both Parties shall deal with problems in current accounts, pay remaining debts by cheque or transfer, and conduct inventory liquidation within 15 days after the termination hereof.

6.	Legal Disputes

6.1	The final interpretation of all terms hereof shall be vested in the courts in and governed by the laws promulgated by the Hong Kong Speical Region.

This Contract in made in two copies, both of which shall have the same legal force and effect. Any supplementary agreements and appendixes hereto executed subsequently shall also have the same legal force and effect as this main contract.

Date: Apr. 2015

Party A: Fit Boxx Trading Company Limited	Party B: USAEXPRESS CO., LTD

(Seal: Fit Boxx Trading Company Limited)	(Seal: USAEXPRESS CO., LTD)

Authorized signature and company seal	Authorized signature and company seal

(Signature)

Name of signatory	Name of signatory

(Signature: Chen Yaoguang)	(Signature: Wang Yicheng)

Title	Title

Director	Shareholder